Exhibit 21.1

Subsidiaries of the Registrant

AA Charter Brokerage LLC
AAC Subsidiary, LLC
ACM Property Services, LLC
Ascend Dvpt HWD, LLC
Ascend Dvpt II, LLC
Atlantic Aviation Albuquerque, Inc.
Atlantic Aviation Corporation
Atlantic Aviation FBO Holdings LLC (f/k/a Macquarie FBO Holdings LLC)
Atlantic Aviation FBO, Inc. (f/k/a North America Capital Holding Company)
Atlantic Aviation Flight Support, Inc.
Atlantic Aviation Holding Corporation
Atlantic Aviation Investors, Inc. (f/k/a Supermarine Investors, Inc.)
Atlantic Aviation of Santa Monica, L.P. (f/k/a Supermarine of Santa Monica, a California Limited Partnership)
Atlantic Aviation Oklahoma City Inc.
Atlantic Aviation Oregon FBO, Inc.
Atlantic Aviation Oregon General Aviation Services, Inc.
Atlantic Aviation Philadelphia, Inc.
Atlantic Aviation Stewart LLC (f/k/a Supermarine of Stewart LLC)
Atlantic Aviation-Boca Raton LLC
Atlantic Aviation-Florida Inc.
Atlantic Aviation-Kansas City LLC
Atlantic Aviation-Orlando Executive LLC
Atlantic Aviation-Orlando LLC
Atlantic Aviation-St. Augustine LLC
Atlantic Aviation-Steamboat-Hayden LLC
Atlantic Aviation-Stuart LLC
Atlantic Aviation-West Palm Beach LLC
Atlantic SMO GP LLC
Atlantic SMO Holdings LLC
Aviation Contract Services, Inc.
BASI Holdings, LLC
Bayonne Industries, Inc.
Brahms Wind, LLC
Brainard Airport Services, Inc.
Bridgeport Airport Services, Inc.
Broadview Energy Prime II Investments, LLC
Broadview Energy Prime II, LLC
Broadview Energy Prime Investments, LLC
Broadview Energy Prime, LLC
Bryan Solar Equity Holdings, LLC
Bryan Solar Project Holdings, LLC
Bryan Solar, LLC
Burley Butte Wind Park, LLC
Camp Reed Wind Park, LLC
Charter Oak Aviation, Inc.
COAI Holdings, LLC
Corporate Wings-CGF, LLC
Corporate Wings-Hopkins, LLC
Davis Monthan Project Holdings, LLC

DM Petroleum Operating Company
DMAFB Equity Holdings, LLC
Eagle Aviation Resources, Ltd.
East Jersey Railroad and Terminal Company
Executive Air Support, Inc.
Exergy Idaho Holdings, LLC
FLI Subsidiary, LLC
Flightways of Long Island, Inc. d/b/a Million Air (f/k/a Fliteways of Long Island, Inc)
General Aviation Holdings, LLC
General Aviation of New Orleans, L.L.C.
General Aviation, L.L.C.
Golden Valley Wind Park, LLC
HawaiiGas & Renewable Energy LLC
HGC Holdings LLC
HGC Investment Corporation
High Horizons, Inc.
Idaho Wind Partners 1, LLC
ILG Avcenter, Inc.
IMTT Holdings LLC
IMTT Quebec Inc.
IMTT-Bayonne
IMTT-BC
IMTT-BX
IMTT-Finco, LLC
IMTT-Geismar
IMTT-Gretna
IMTT-Illinois
IMTT-NTL, LTD
IMTT-Petroleum Management
IMTT-Pipeline
IMTT-Richmond-CA
IMTT-Virginia
International Environmental Services, Inc.
International Tank Bayonne, Inc.
International Tank Terminals, LLC
International-Matex Tank Terminals
ITT-Bayonne Storage, Inc.
ITT-BC, Inc.
ITT-BX Storage, Inc.
ITT-BX, Inc.
ITT-Geismar Storage, Inc.
ITT-Geismar, LLC
ITT-Gretna Storage, Inc.
ITT-Gretna, LLC
ITT-IEP Partner, Inc.
ITT-Illinois Storage, Inc.
ITT-Illinois, Inc.
ITT-Interterminal Pipeline, Inc.
ITT-NTL, Inc.
ITT-Petroleum Management, Inc.
ITT-Pipeline Partner, Inc.
ITT-Pipeline, Inc.

ITT-Richmond-CA Inc.
ITT-Richmond-CA Storage, Inc.
ITT-SPR Partner, Inc.
ITT-Storage, Inc.
ITT-USA, Inc.
ITT-Virginia Storage, Inc.
ITT-Virginia, Inc.
Jet Center Property Services, LLC
JetSouth LLC
MAC Acquisitions LLC
Macquarie Airports North America Inc.
Macquarie Aviation North America 2 Inc.
Macquarie Aviation North America Inc.
Macquarie District Energy Holdings II LLC
Macquarie District Energy Holdings III LLC
Macquarie Gas Holdings LLC
Macquarie HGC Investment LLC
Macquarie Infrastructure Company Inc. (d/b/a Macquarie Infrastructure Company (US))
Macquarie Terminal Holdings LLC
MCT Holdings LLC
Mercury Air Center-Addison, Inc.
Mercury Air Center-Bakersfield, Inc.
Mercury Air Center-Birmingham, LLC
Mercury Air Center-Burbank, Inc.
Mercury Air Center-Charleston, LLC
Mercury Air Center-Corpus Christi, Inc.
Mercury Air Center-Fresno, Inc.
Mercury Air Center-Ft. Wayne, LLC
Mercury Air Center-Hartsfield, LLC
Mercury Air Center-Hopkins, LLC
Mercury Air Center-Jackson, LLC
Mercury Air Center-Johns Island, LLC
Mercury Air Center-Los Angeles, Inc.
Mercury Air Center-Nashville, LLC
Mercury Air Center-Newport News, LLC
Mercury Air Center-Ontario, Inc.
Mercury Air Center-Peachtree-Dekalb, LLC
Mercury Air Center-Reno, LLC
Mercury Air Centers, Inc.
Mercury Air Center-Santa Barbara, Inc.
Mercury Air Center-Tulsa, LLC
MIC Renewable Energy Holdings, LLC
Milner Dam Wind Park, LLC
MKC Aviation Fuel, LLC
Newfoundland Transshipment Limited
Newport FBO Two LLC
Oil Mop, L.L.C.
Oregon Trail Wind Park, LLC
Palm Springs FBO Two LLC
Payne’s Ferry Wind Park, LLC
Picture Rocks Project Holdings, LLC
Picture Rocks Solar, LLC
Pilgrim Stage Station Wind Park, LLC

ProAir Aviation Maintenance, LLC (merger of CPR Maintenance LLC and DVT Maintenance LLC)
Ramona Equity Holdings, LLC
Rifle Air, LLC
Rifle Jet Center Maintenance, LLC
Rifle Jet Center, LLC
Salmon Falls Wind Park, LLC
SB Aviation Group, Inc.
SBN, Inc.
SEH Bryan Solar Holdings, LLC
SEH DMAFB Holdings, LLC
SEH Picture Rocks Holdings, LLC
SEH Ramona Holdings, LLC
SEH Valley Center Holdings, LLC
Sierra Aviation, Inc.
SJ JC Airline Services, LLC
SJ JC Aviation Services, LLC
SJJC FBO Services, LLC
Sol Orchard San Diego 20 LLC
Sol Orchard San Diego 21 LLC
Sol Orchard San Diego 22 LLC
Sol Orchard San Diego 23 LLC
St. Rose Nursery, LLC
Sun Valley Aviation, Inc.
SunE DM, LLC
The Gas Company, LLC
Thousand Springs Wind Park, LLC
Trajen FBO, LLC
Trajen Flight Support, LP
Trajen Funding, Inc.
Trajen Holdings, Inc.
Trajen Limited, LLC
Tuana Gulch Wind Park, LLC
Tucson Equity Holdings, LLC
Valley Center Equity Holdings, LLC
Waukesha Flying Services, Inc.
WEH Brahms Holding LLC
WEH Magic Valley Holdings, LLC
Yahoo Creek Wind Park, LLC